EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-104258, 333-64171, 333-64173, 333-79741, and 333-54266 of SurModics, Inc. (the “Company”) on Form S-8 of our report dated October 29, 2003 relating to the consolidated financial statements of the Company as of and for the years ended September 30, 2003 and 2002, appearing in this Annual Report on Form 10-K of the Company for the year ended September 30, 2003.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
December 19, 2003

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